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                                                                     EXHIBIT 5.2

                 [Letterhead of Richards, Layton & Finger, P.A.]

                                August __, 2003

The Frontier Fund
c/o Equinox Fund Management, LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264

      Re:   The Frontier Fund

Ladies and Gentlemen:

            We have acted as special Delaware counsel to The Frontier Fund, a Delaware statutory trust (the "Trust"), in connection with the transactions contemplated by the Trust Agreement, dated as of August 8, 2003, as amended and restated by the Amended and Restated Declaration of Trust and Trust Agreement of The Frontier Fund (as so amended and restated, the "Trust Agreement"), by and among Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), Equinox Fund Management, LLC, as managing owner (the "Managing Owner"), and the Unitholders from time to time thereunder. This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

            We have examined originals or copies of the following documents:

            (a)  the Trust Agreement;

            (b) a certified copy of the certificate of trust of the Trust (the "Certificate of Trust") which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on August 8, 2003;

            (c) the registration statement on Form S-1, filed by the Trust with the Securities and Exchange Commission on August __, 2003 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus") relating to the Balanced Series, Graham Series, Beach

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August __, 2003
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                 Series, C-View Currency Series, Dunn Series and Beacon Series
                 units of beneficial interest in the Trust (collectively, the "Units"); and

            (d) A Certificate of Good Standing for the Trust, dated August __, 2003, obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

            1. The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ` 3801 et seq. (the "Act").

            2. The Trust Agreement is the legal, valid and binding obligation of the Trustee and the Managing Owner, enforceable against the Trustee and the Managing Owner, in accordance with its terms.

            3. Assuming that (i) separate and distinct records are maintained for each Series created pursuant to the Trust Agreement, (ii) the assets associated with each Series are held and accounted for separately from the other assets of the Trust, or any other Series, (iii) the notice of the limitation on liabilities of a Series provided in Section 3804(a) of the Act is continuously set forth in the Certificate of Trust and (iv) the Trust Agreement continuously provides for those matters described in (i), (ii) and (iii) of this paragraph 3, each Series shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

            4. When sold to, delivered and paid for by the purchasers thereof in accordance with the Trust Agreement and the Prospectus, the Units to be issued by the Trust will be validly issued, fully paid and nonassessable units of beneficial interest in the Trust. Limited Owners, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware, subject to the obligation of a Limited Owner to make certain payments provided for in the Trust Agreement.

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The Frontier Fund
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            The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

            A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state securities or blue sky laws or (iii) laws relating to the particular nature of the Trust assets.

            B. We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each party has duly authorized, executed and delivered the documents examined by us, (v) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us, (vi) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vii) that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property and (viii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Act and the filing of documents with the Secretary of State) or employees in the State of Delaware.

            C. The foregoing opinions regarding enforceability and the opinions in paragraphs 3 and 4 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a

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proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

            D. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

            E. We have not participated in the preparation of any offering materials with respect to the Units and assume no responsibility for their contents.

            This opinion is rendered solely for your benefit and may be relied upon by you in connection with the matters addressed herein. This opinion may also be relied upon by Dorsey & Whitney LLP when rendering its opinions in connection with the Registration Statement and in connection with the offer and sale of the Units. We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

EAM/XJS